Exhibit 99.1

ATG Reports Fourth Quarter and Full Year 2008 Financial Results

For the Full Year 2008, Company Achieves Record Revenue, Non-GAAP Net Income and Cash Flow from Operations

CAMBRIDGE, Mass.--(BUSINESS WIRE)--February 5, 2009--Art Technology Group, Inc. (NASDAQ: ARTG), the leading e-commerce solutions provider, today reported financial results for the fourth quarter and full year ended December 31, 2008.

Revenue for the fourth quarter of 2008 grew to $45.4 million, a 16% increase over fourth quarter 2007 revenue of $39.3 million. Revenue for the full year 2008 grew to $164.6 million, a 20% increase over full year 2007 revenue of $137.1 million.

Cash flow from operations for the fourth quarter of 2008 was $11.6 million, a 176% increase over cash flow from operations of $4.2 million in the fourth quarter of 2007. Cash flow from operations for the full year 2008 was $34.1 million, a 30% increase over full year 2007 cash flow from operations of $26.3 million.

“We are extremely pleased with ATG’s strong financial performance in the fourth quarter,” stated Bob Burke, ATG’s president and CEO. “Our results demonstrated that, even in challenging economic times, companies continued to invest in e-commerce.”

Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the fourth quarter of 2008 increased 59% to $15.1 million, compared to $9.5 million in the year ago quarter. Product license revenue for the full year 2008 increased 55% to $47.4 million, compared to $30.5 million in 2007.

Product license bookings, a non-GAAP measure which the company defines as product license revenue recognized plus net change in deferred product license revenue, grew 25% to $16.2 million for the fourth quarter from $13.0 million in the year ago quarter. Product license bookings for the full year 2008 were $52.8 million, a 22% increase over full year 2007 product license bookings of $43.4 million. Approximately 38% and 48% of product license bookings in the fourth quarter and full year 2008, respectively, were deferred and will be recognized ratably.

Eight new customers purchased ATG commerce solutions and 7 net new customers purchased eStara e-commerce optimization services this past quarter. New and repeat business was generated from customers including B&Q (a subsidiary of Kingfisher), Collective Brands, Corel, DirecTV, HEB Grocery, Lexmark, Shop Direct Group, and Sephora.

Net income in accordance with GAAP for the fourth quarter of 2008 increased to $3.5 million, or $0.03 per diluted share compared with net income of $782 thousand, or $0.01 per diluted share, in the fourth quarter of 2007. GAAP net income for the full year 2008 increased to $3.8 million, or $0.03 per diluted share compared with a GAAP net loss of $4.2 million, or a loss of $0.03 per share in 2007.

Non-GAAP net income increased to $8.3 million for the fourth quarter of 2008, or $0.06 per diluted share compared with non-GAAP net income of $4.1 million, or $0.03 per diluted share for the fourth quarter of 2007. Non-GAAP net income for the full year 2008 increased to $17.6 million, or $0.13 per diluted share compared with non-GAAP net income of $7.9 million, or $0.06 per diluted share in 2007.

At December 31, 2008, ATG had $61.4 million in cash, cash equivalents, and short-term marketable securities.

“ATG's ability to achieve record financial results was driven by increased demand for best of breed e-commerce solutions and our dedication to profitable revenue growth,” stated Julie Bradley, ATG’s senior vice president and CFO. “While the macroeconomic climate is uncertain, we believe that over the long term, customer demand for our products will remain strong.”

Quarterly Conference Call

ATG management will discuss the company’s fourth quarter and full year 2008 financial results, recent highlights, and business outlook on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 80128359. A replay of the call will be available on the company’s website later in the day.

About ATG

A trusted, global specialist in e-commerce, ATG (Art Technology Group, Inc., NASDAQ: ARTG) has spent the last decade focused on helping the world's premier brands maximize the success of their online businesses. The ATG Commerce application suite is the top-rated platform by industry analysts for powering highly personalized, efficient and effective e-commerce sites. The company's platform-neutral e-commerce optimization services can be easily added to any Web site to increase conversions and reduce abandonment. These services include ATG Recommendations and eStara Connections. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe For more information, please visit http://www.atg.com.

© 2009 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	December 31, 2008	September 30, 2008	December 31, 2007

ASSETS

Current Assets:
Cash, cash equivalents and marketable securities (including restricted cash of $1,669 as of December 31, 2008 and September 30, 2008)	$60,983	$58,232	$50,879
Accounts receivable, net	35,109	35,779	40,443
Deferred costs, current	924	931	790
Prepaid expenses and other current assets	4,374	3,411	2,741

Total current assets	101,390	98,353	94,853

Property and equipment, net	10,098	9,583	7,208
Intangible assets, net	7,770	8,854	11,109
Deferred costs, less current portion	1,984	2,146	2,337
Marketable securities (including restricted cash of $419 as of December 31, 2008 and September 30, 2008)	419	419	1,062
Other assets	1,423	1,625	1,475
Goodwill	65,683	67,692	59,675

Total long-term assets	87,377	90,319	82,866

Total assets	$188,767	$188,672	$177,719

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$2,958	$3,648	$3,619
Accrued expenses	18,875	18,830	19,082
Deferred revenue, current portion	38,782	41,401	35,577
Accrued restructuring, current portion	146	371	855

Total current liabilities	60,761	64,250	59,133

Accrued restructuring, less current portion	-	-	225
Other liabilities	1,775	498	487
Deferred revenue, less current portion	15,285	11,344	10,777

Total long-term liabilities	17,060	11,842	11,489

Stockholders' equity	110,946	112,580	107,097

Total liabilities and stockholders' equity	$188,767	$188,672	$177,719

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended			Twelve months ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Revenue:
Product licenses	$15,108	$10,764	$9,532	$47,429	$30,529
Recurring services	23,704	23,446	21,337	91,039	76,672
Professional and education services	6,585	6,584	8,457	26,173	29,859

Total revenue	45,397	40,794	39,326	164,641	137,060

Cost of Revenue:
Product licenses	741	539	551	2,186	2,197
Recurring services	8,619	8,611	7,432	34,077	24,119
Professional and educational services	5,817	6,393	8,867	25,619	29,223

Total cost of revenue	15,177	15,543	16,850	61,882	55,539

Gross Profit	30,220	25,251	22,476	102,759	81,521

Operating Expenses:
Research and development	7,275	7,660	6,280	29,329	24,963
Sales and marketing	12,594	12,282	11,383	49,569	44,397
General and administrative	5,350	4,890	4,471	19,432	18,152

Total operating expenses	25,219	24,832	22,134	98,330	87,512

Income (loss) from operations	5,001	419	342	4,429	(5,991)
Interest and other income, net	(140)	232	693	960	2,237

Income (loss) before provision for income taxes	4,861	651	1,035	5,389	(3,754)
Provision (benefit) for income taxes	1,354	(135)	253	1,590	433
Net income (loss)	$3,507	$786	$782	$3,799	$(4,187)

Basic net income (loss) per share	$0.03	$0.01	$0.01	$0.03	$(0.03)

Diluted net income (loss) per share	$0.03	$0.01	$0.01	$0.03	$(0.03)

Basic weighted average common shares outstanding	127,680	129,219	128,056	128,534	127,528

Diluted weighted average common shares outstanding	130,823	135,697	135,290	133,916	127,528

Art Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(UNAUDITED)

	Three months ended			Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Cash Flows from Operating Activities:
Net income (loss)	$3,507	$786	$782	$3,799	$(4,187)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,377	2,299	2,102	8,895	7,862
Non-cash stock-based compensation expense	2,072	1,993	1,729	7,896	5,843
Non-cash tax expense	2,009	-	-	2,009	-
Net changes in operating assets and liabilities	1,638	3,029	(378)	11,484	16,743

Net cash provided by operating activities	11,603	8,107	4,235	34,083	26,261

Cash Flows from Investing Activities:
Purchases of marketable securities	(2,177)	(2,612)	(12,567)	(19,402)	(21,779)
Maturities of marketable securities	2,427	4,892	2,944	24,919	17,569
Purchases of property and equipment	(1,398)	(2,220)	(1,717)	(7,010)	(4,840)
Collateralization of letters of credit	-	-	-	(2,088)	-
Payment of acquisition costs, net of cash acquired	(244)	-	-	(9,766)	(829)
Increase in other assets	-	-	-	-	(22)

Net cash provided by (used in) investing activities	(1,392)	60	(11,340)	(13,347)	(9,901)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	644	951	824	2,252	2,047
Proceeds from employee stock purchase plan	224	238	252	978	901
Repurchase of common stock	(7,429)	-	(712)	(8,908)	(2,902)
Payment of employee restricted stock tax withholdings	(24)	(29)	-	(529)	-
Payments on capital leases	-	-	(4)	-	(56)

Net cash provided by (used in) financing activities	(6,585)	1,160	360	(6,207)	(10)

Effect of foreign exchange rate changes on cash and cash equivalents	(814)	(823)	67	(1,535)	158
Net increase (decrease) in cash and cash equivalents	2,812	8,504	(6,678)	12,994	16,508
Cash and cash equivalents, beginning of period	44,601	36,097	41,097	34,419	17,911

Cash and cash equivalents, end of period	$47,413	$44,601	34,419	$47,413	$34,419

ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2008	2008	2007	2008	2007
Equity-Related Compensation:

Cost of revenue	$411	$400	$354	$1,556	$1,102
Research and development	412	416	421	1,565	1,276
Sales and marketing	565	510	376	2,253	1,541
General and administrative	684	667	578	2,522	1,924

Total equity-related compensation	$2,072	$1,993	$1,729	$7,896	$5,843

eStara Earn-out:

Cost of revenue	$-	$-	$10	$-	$41
Research and development	-	-	121	-	481
Sales and marketing	-	-	143	-	570
General and administrative	-	-	73	-	287

	$-	$-	$347	$-	$1,379

Depreciation and Amortization:

Depreciation
Cost of revenue	$428	$713	$512	$2,378	$1,536
Research and development	409	275	182	1,120	697
Sales and marketing	307	155	103	721	472
General and administrative	148	72	78	367	253
	$1,292	$1,215	$875	$4,586	$2,958

Amortization
Cost of revenue	$649	$406	$503	$1,921	$2,015
Research and development	(162)	81	-	-	-
Sales and marketing	598	597	696	2,388	2,778
General and administrative	-	-	28	-	111
	$1,085	$1,084	$1,227	$4,309	$4,904

Total depreciation and amortization	$2,377	$2,299	$2,102	$8,895	$7,862

Capital Expenditures:

Purchases of property and equipment	$1,398	$2,220	$1,717	$7,010	$4,840

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands)
(UNAUDITED)

	Three months ended,			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Net income (loss) GAAP	$3,507	$786	$782	$3,799	$(4,187)

Amortization of acquired intangibles	1,085	1,084	1,227	4,309	4,904
Equity-related compensation	2,072	1,993	1,729	7,896	5,843
Tax adjustments	1,595	-	-	1,595	-
eStara earn-out	-	-	347	-	1,379
Net restructuring	-	-	-	-	(59)

Net income (non-GAAP)	$8,259	$3,863	$4,085	$17,599	$7,880

Net income (non-GAAP) per share:

Basic	$0.06	$0.03	$0.03	$0.14	$0.06
Diluted	$0.06	$0.03	$0.03	$0.13	$0.06

Shares used in per share calculations:

Basic	127,680	129,219	128,056	128,534	127,528
Diluted	130,823	135,697	135,290	133,916	132,506

Reconciliation of Product License Bookings
(In thousands)
(UNAUDITED)

	Three months ended,			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2008	2008	2007	2008	2007

Product license bookings	$16,155	$9,486	$12,953	$52,782	$43,412

Increase in product license deferred revenue	(6,105)	(4,078)	(3,612)	(25,546)	(14,166)

Product license deferred revenue recognized	5,058	5,356	191	20,193	1,283

Product license revenue	$15,108	$10,764	$9,532	$47,429	$30,529

Use of Non-GAAP Financial Measures

ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions, the amortization of intangible assets, acquisition-related compensation charges, and equity-related compensation. Management believes that these normalized non-GAAP financial measures excluding these items better reflect the company’s operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides investors with additional information to compare the company's results over multiple periods.

ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.

ATG Statement Under Private Securities Litigation Reform Act

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2007, and its quarterly report on Form 10-Q for the period ended September 30, 2008, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
Art Technology Group, Inc.
Kim Maxwell, 617-386-1006
Director, Investor Relations
kmaxwell@atg.com